TAYCO DEVELOPMENTS, INC.
100 TAYLOR DRIVE
NORTH TONAWANDA, NEW YORK 14120

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF TAYCO DEVELOPMENTS, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of TAYCO DEVELOPMENTS, INC. (the "Company") will be held at the University Inn & Conference Center, 2402 North Forest Road, Amherst, New York, on November 2, 2001, at 2:00 P.M. for the following purposes:

1.	To elect five directors of the Company each to serve for the ensuing year until the next annual meeting, or until the election and qualification of his or her successor.
2.	To consider and transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

FURTHER NOTICE IS HEREBY GIVEN that the stock transfer books of the Company will not be closed, but only shareholders of record at the close of business on September 21, 2001, will be entitled to notice of the meeting and to vote at the meeting.

SHAREHOLDERS WHO WILL BE UNABLE TO BE PRESENT PERSONALLY MAY ATTEND THE MEETING BY PROXY. SUCH SHAREHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

By Order of The Board of Directors

/s/Joseph P. Gastel
Joseph P. Gastel Secretary

DATED:	September 27, 2001
North Tonawanda, New York

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
OF
TAYCO DEVELOPMENTS, INC.
100 TAYLOR DRIVE
NORTH TONAWANDA, NEW YORK 14120

----------------------------------

TO BE HELD AT THE UNIVERSITY INN & CONFERENCE CENTER

2402 NORTH FOREST ROAD

AMHERST, NEW YORK on

November 2, 2001

This Proxy Statement is furnished to shareholders by the Board of Directors of Tayco Developments, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held on November 2, 2001, at 2:00 P.M., and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. It is proposed first to give or mail this Proxy Statement and the accompanying form of proxy to shareholders on or about September 27, 2001.

If the enclosed form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions contained therein. Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time prior to its use by written notice to the Secretary of the Company.

The Board of Directors has fixed the close of business on September 21, 2001 as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting. On September 21, 2001, the Company had outstanding and entitled to vote a total of 990,213 shares of common stock. Each outstanding share of common stock is entitled to one vote on all matters to be brought before the meeting.

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of September 21, 2001 as to persons known by the Company to be beneficial owners, directly or indirectly, of more than five percent of the Company's common stock, as well as shares owned by the named executive officers, each director and all directors and executive officers as a group. The statements as to securities beneficially owned are, in each instance, based upon information provided by the persons concerned, or by the Company as transfer agent.

Name and Address of Beneficial Owner	Direct/Indirect Ownership (4)	Amount of Percent of Ownership (4)(6)
Taylor Devices, Inc. 90 Taylor Drive North Tonawanda, NY 14120	228,317 (1)	23%
Douglas P. Taylor 90 Taylor Drive North Tonawanda, NY 14120	81,994 (2)(3)	8.2%
Brent D. Baird One M&T Plaza Buffalo, NY 14203	72,100 (4)	7.3%
Joseph P. Gastel 295 Main Street Suite 722 Buffalo, NY 14203	- 0 -	- 0 -
David A. Lee 1819 Wilshire Blvd. Santa Monica, CA 90403	- 0 -	- 0 -
Paul L. Tuttobene, Jr. 84 Benedict Road Pittsford, NY 14534	1,000	*
Janice M. Nicely 100 Taylor Drive North Tonawanda, NY 14120	72	*
Kenneth G. Bernstein 90 Taylor Drive North Tonawanda, NY 14120	- 0 -	- 0 -
All Directors and officers as a group	83,066	8.4%
* less than 1%

(1)	These shares were purchased in January 1992 in a private sale at their fair market value, in consideration of Devices' partially discharging certain of the Company's obligations as a guarantor of the indebtedness of a former affiliate.
(2)	Douglas P. Taylor is a shareholder, director, the President and CEO of both the Company and Devices. The Taylor family owns or controls 169,317 shares in the Company, or approximately 17.1% of its common stock, including shares held by Mr. Taylor. Also included in this number are the shares held by Mr. Taylor's sister, Joyce Taylor Hill, who owns 8,511 shares in her name, and holds 34,674 shares as custodian for her children. Richard G. Hill, her husband and the brother-in-law of Mr. Taylor, beneficially owns 4,800 shares. Mr. Hill is also a shareholder, director, and Vice President of Devices. Mr. Taylor's father, Paul H. Taylor, and his mother, Isabel B. Taylor, own 24,390 and 8,928 shares, beneficially or of record, respectively. Peter Cassel and his wife, Elaine Taylor Cassel, Mr. Taylor's sister, own 6,020 shares. Including shares beneficially owned by Messrs. Taylor and Hill in Devices, the Taylor family owns or controls 88,266 shares or 3.1% of the common stock of Devices.
(3)	Includes 6,000 shares held by Sandra Taylor, wife of Mr. Douglas P. Taylor, and 30,009 shares held by Sandra Taylor in custodial accounts for their children, as to which Mr. Taylor disclaims any beneficial ownership.
(4)	In addition to the information on the above table, a Schedule 13D Amendment No. 4 was filed on June 5, 2001, with respect to the Company's common stock by the following reporting persons: Aries Hill Corp, 16,400 shares (1.656%); Brent Baird, 72,100 shares (7.281%); Bridget B. Baird, as Successor Trustee, 12,500 shares (1.262%); The Cameron Baird Foundation, 3,800 shares (.384%); Jane D. Baird, 15,000 shares (1.515%) and Anne S. Baird, 18,500 shares (1.868%); total of filing persons 138,300 shares (13.966%). According to a Schedule 13D Amendment dated August 10, 1998, these entities in the aggregate also own 543,900 shares (19.5%) of the Common Stock of Devices. The persons filing such Schedule 13D, rather than the Company or Devices, are responsible for the accuracy and completeness of such information.
(5)	Information presented in this table has been supplied by the respective shareholders or by the Company, as transfer agent.

ELECTION OF DIRECTORS

Five directors of the Company are to be elected to hold office until the election and qualification of their successors at the next Annual Meeting of Shareholders. Unless the proxy directs otherwise, the persons named in the enclosed proxy will vote for the election of the five nominees named below. In the event that any of the nominees is unable to serve as a director, or for good reason will not serve, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. The Company does not anticipate that any of the nominees will be unable to serve.

Nominees Douglas P. Taylor, David A. Lee, Joseph P. Gastel, Paul L. Tuttobene and Janice M. Nicely have held their positions since the last Annual Meeting of Shareholders held on November 10, 2000.

NOMINEES AND DIRECTORS

The nominees for director, their ages, principal occupations, positions and offices with the Company and the date each was first elected a director of the Company are as set forth below.

DOUGLAS P. TAYLOR, (53), is President and Chief Executive Officer of the Company since April 1991 and has been an executive officer since 1979 and a director since 1972. Since 1976 and 1977, he has served as director of Devices and another affiliate, Tayco Realty Corporation ("Tayco Realty"), respectively. Mr. Taylor is inventor/co-inventor on numerous U.S. Patents assigned to the Company, and is widely published within the fluid power, aerospace/defense, and structural engineering communities.

DAVID A. LEE, (70), has served as Vice President of the Company since April 1991, and a director since November 1991. Dr. Lee has also served as a consultant to Devices since 1974. He has a Ph.D. and M.E. degree in mechanical engineering from the University of Southern California at Los Angeles, and a B.S. degree in mechanical engineering from the California Institute of Technology. Dr. Lee is the co-inventor on five U.S. patents assigned to the Company.

JOSEPH P. GASTEL, (76), is a patent attorney, and has served as a director and Secretary of the Company and Devices since 1984.

PAUL L. TUTTOBENE, JR., (38), President of PLT Associates, a firm which has served as a manufacturer's representative and consultant to Devices since 1989, has served as a director of the Company since November 1991. Mr. Tuttobene has a B.S. degree in marketing from St. John Fisher College.

JANICE M. NICELY, (61), serves the Company and Devices as Shareholder Relations Manager and has been with the Company since 1980. Ms. Nicely has been a director since November, 1992.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

In fiscal 2001, the Board of Directors met three (3) times, with all directors present. The Company has no nominating, audit or other standing committee of the Board.

In fiscal 2001, each member of the Board of Directors received a fee of $1,250 per meeting for each meeting attended. The Secretary, Mr. Gastel, received an additional fee of $2,250 per meeting, in addition to his fees as a director, for preparing the minutes of each meeting.

For each director's ownership of the Company's Common Stock, see "Certain Beneficial Owners and Management."

EXECUTIVE COMPENSATION

The Company's officers receive no salary, with the exception of Mr. Bernstein who, as Treasurer of the Company, will receive a stipend of $100 per year commencing fiscal year 2002. Mr. Taylor receives royalties earned on his inventions and fees as a director, as shown in the table below.

SUMMARY COMPENSATION TABLE
ANNUAL
COMPENSATION
Position	Fiscal Year	Salary	Directors' Fees	Royalties (A)	Total
Douglas P. Taylor,	2001	$0	$ 3,750	$27,500 (B)	$31,250
Chairman, President and	2000	$0	$ 3,750	$30,000	$33,750
Chief Executive Officer	1999	$0	$ 2,250	$30,000	$32,250

(A)	Under the License Agreement (see below), the Chief Executive Officer receives a monthly royalty payment of $2,500 ($30,000 per year).
(B)	Figure is for the eleven months ended May 31, 2001.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

Pursuant to the Lease Agreement dated July 1, 2000 between the Company and Devices, Devices leases approximately 800 square feet of office and research and development space to the Company at a base annual rental of $12,000. The rate of any rental increase may not exceed 10% annually and may be waived by both parties in writing. The lease will automatically renew on each anniversary of its commencement date unless either party gives three months written notice to the other of termination. The lease provides that on April 1 of each year, management of both companies will review the lease to determine possible increases for expenses due to increased taxes, maintenance costs, or for additional space utilized by the Company. In fiscal 2001, the Company paid Devices rental payments totaling $12,000.

Under the License Agreement dated November 1, 1959 ("License Agreement"), the Company granted Devices preferential rights to market in the United States and Canada all existing and future inventions and patents owned by the Company. The term of the License Agreement is the life of the last-to-expire patent on which Devices is paying royalties, the date of which is March 28, 2018. Devices pays a 5% royalty to the Company on sales of items sold and shipped. During fiscal 2001, Devices paid $187,996 in royalties to the Company. Payments are required to be made quarterly, without interest, and are current.

In addition, the License Agreement provides for the Company to pay Devices 10% of the gross royalties received from third parties who are permitted to make, use and sell machinery and equipment under patents not subject to the License Agreement. These royalties also apply to certain apparatus and equipment subject to the License Agreement which has been modified by Devices, with the rights to the modification assigned to the Company. No royalties were paid to Devices in 2001. Royalties, if any, are paid quarterly. Under the License Agreement, royalties are also paid to Douglas P. Taylor. See "Executive Compensation."

The Company, Devices, and Tayco Realty share common management and a close business relationship. Particularly as it may relate to the Company and Devices, as separate corporations responsible to their own shareholders, corporate interests may from time to time diverge as to various aspects of their business, including the development of future inventions and patents, which could be licensed to licensees other than Devices.

INDEPENDENT AUDITORS

A representative of Lumsden & McCormick, LLP, the Company's auditors for fiscal 2001, and the accounting firm to serve as the Company's certified public accountants for fiscal 2002, will attend the Annual Meeting of Shareholders. A representative will be available to respond to questions raised orally, and will be given the opportunity to make a statement, if desired.

PROPOSALS OF SHAREHOLDERS

Shareholders wishing to propose a matter for consideration at the 2002 Annual Meeting of Shareholders must follow certain specified advance notice procedures set forth in the Company's By-Laws, a copy of which is available upon written request to: Joseph P. Gastel, Secretary, Taylor Devices, Inc., 100 Taylor Drive, P.O. Box 748, North Tonawanda, New York 14120-0748.

FINANCIAL STATEMENTS

The financial statements, contained in the 2001 Annual Report, are being mailed to shareholders of record together with this Proxy Statement, Notice of Annual Meeting, and form of proxy.

OTHER MATTERS

Voting

Under the New York Business Corporation Law ("BCL") and the Company's By-laws, the presence, in person or by proxy, of a majority of the outstanding common shares is necessary to constitute a quorum of the shareholders to take action at the Annual Meeting. The shares which are present, or represented by a proxy, will be counted for quorum purposes regardless of whether or not a broker with discretionary authority fails to exercise discretionary voting authority with respect to any particular matter.

Once a quorum is established, under the BCL and the Company's By-laws, the directors standing for election must be elected by a plurality of the votes cast. Other actions to be taken must be approved by a majority of the votes cast. For voting purposes, all votes cast "for", "against", "abstain" or "withhold authority" will be counted in accordance with such instruction as to each item.

Expenses

The expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying material, will be borne by the Company. The Company has retained the services of Regan & Associates, Inc. to assist in the solicitation of proxies. In addition to solicitations by mail, Regan & Associates, Inc. and regular employees of the Company may solicit proxies in person, by mail, or by telephone, but no employee of the Company will receive any compensation for solicitation activities in addition to their regular compensation. Expenses may also include the charges and expenses of brokerage houses, nominees, custodians, and fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares.

The Board of Directors know of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote on such matters in accordance with their judgment.
By Order of the Board of Directors
/s/Joseph P. Gastel
Joseph P. Gastel Secretary
Dated:	September 27, 2001
North Tonawanda, New York

TAYCO DEVELOPMENTS, INC.
PROXY SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD NOVEMBER 2, 2001, AT 2:00 P.M.
UNIVERSITY INN & CONFERENCE CENTER,
2402 NORTH FOREST ROAD, AMHERST, NEW YORK

The undersigned hereby appoints Douglas P. Taylor and Joseph P. Gastel, and each of them, with full power of substitution as proxies for the undersigned to attend the Annual Meeting of Shareholders of TAYCO DEVELOPMENTS, INC. to be held at the University Inn & Conference Center, 2402 North Forest Road, Amherst, New York at 2:00 P.M. on November 2, 2001, and at any adjournment thereof, to vote and act with respect to all common shares of the Company which the undersigned would be entitled to vote with all the power the undersigned would possess if present in person, as follows:

The Board of Directors recommends that you vote FOR:
1.	ELECTION OF DIRECTORS:
FOR all nominees	Withhold authority for all nominees	Withhold authority as indicated	DIRECTORS Douglas P. Taylor David A. Lee Joseph P. Gastel Paul L. Tuttobene Janice M. Nicely
[ ]	[ ]	[ ] (Withhold authority for nominees whose name(s) are written above)

2.	In their discretion, the proxies are authorized to vote on any other business that may properly come their way.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
This proxy will be voted as directed, but if no direction is indicated, it will be voted FOR the nominees described in Item 1 above, and in the discretion of the proxies, on such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement is hereby acknowledged.
[ ]	Please check (X) this box if you plan to attend the Annual Meeting.
DATED: ________________ , 2001

__________________________________________________
__________________________________________________

Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate proxies should be signed by an authorized officer. PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.